FOR IMMEDIATE RELEASE

Lear Reports Third Quarter 2026 Results; Year-Over-Year Growth in Revenue, Core Operating Earnings, Net Income and Earnings per Share

SOUTHFIELD, Mich., October 30, 2026 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2026.

Third Quarter 2026 Financial Highlights
•Revenue of $5.8 billion, an increase of 2%, compared to $5.7 billion in the third quarter of 2025
•Total company growth over market of 4 percentage points, with 4 percentage points in Seating and 2 percentage points in E-Systems
•Net income increased 26% to $137 million and adjusted net income increased 23% to $185 million, compared to $108 million and $150 million, respectively, in the third quarter of 2025
•Core operating earnings of $256 million, an increase of 6%, compared to $241 million in the third quarter of 2025
•Earnings per share of $2.74 and adjusted earnings per share of $3.71, compared to $2.02 and $2.79, respectively, in the third quarter of 2025
•Earnings per share increased 36% year-over-year and adjusted earnings per share increased 33% year-over-year, reflecting higher earnings and the benefit of our share repurchase program
•Net cash provided by operating activities of $329 million and free cash flow of $158 million, compared to $444 million and $307 million, respectively, in the third quarter of 2025
•Delivered positive operating performance in both segments; ≈40 basis points in Seating and ≈120 basis points in E-Systems
•Repurchased $175 million of shares, achieving our full-year target of $350 million, and paid $38 million in dividends
•Cash and cash equivalents at quarter-end of $889 million and total liquidity of $2.9 billion

Third Quarter 2026 Business Highlights
•Expanded our Seating leadership position through significant new complete seat awards, including a key replacement program and a future program with a North American automaker in North America, our largest complete seat award in India with Mahindra & Mahindra, an award with a Chinese luxury EV automaker in China and awards with BYD in Indonesia and Thailand; a ComfortFlex™ award with Mercedes; and ComfortMax SeatTM and FlexAir® awards with JLR
•Continued to grow our core E-Systems products with a conquest award on a commercial and passenger van with a North American automaker in Europe and multiple conquest and new wire awards with customers in China
(more)

“Lear delivered improved year-over-year revenue and core operating earnings for the fourth consecutive quarter despite lower industry production. These results keep us on track to deliver our full-year earnings guidance. We continue to win significant new business awards, including complete seats for two important programs with a North American automaker, our largest complete seat award in India with Mahindra & Mahindra, where we are the market leader, and complete seats for future programs with a Chinese luxury EV automaker and with BYD. We continue to grow in E-Systems with a conquest electronics award on a commercial and passenger van in Europe, and both conquest and new wire awards with multiple customers in China,” said Ray Scott, Lear’s President and Chief Executive Officer. “Our complete seat facility in Orion, Michigan, is on track to launch early next year. This is our most sophisticated plant and a showcase for the next phase of our technology roadmap driven by IDEA by LearTM. Our strong cash generation enabled us to achieve our full-year share repurchase target of $350 million, driving continued earnings per share growth while sustaining our dividend. We remain committed to returning cash to shareholders, as demonstrated by our expanded share repurchase authorization to $1.5 billion, which has been extended through December 31, 2029.”

Third Quarter Financial Results
(in millions, except per share amounts)

	2026	2025
Reported
Sales	$5,773.0	$5,679.8
Net income	$136.6	$108.2
Earnings per share	$2.74	$2.02

Adjusted(1)
Core operating earnings	$255.7	$241.1
Adjusted net income	$185.0	$149.8
Adjusted earnings per share	$3.71	$2.79

In the third quarter, global vehicle production was down 2% compared to a year ago, with North America down 5%, Europe up 1% and China down 7%. Global vehicle production was down approximately 2% on a Lear sales-weighted basis(2).

Sales in the third quarter were $5.8 billion, up 2% year-over-year. Sales excluding the impact of commodities, foreign exchange and tariff recoveries were also up 2%, reflecting the addition of new business and commercial recoveries, partially offset by lower production on key Lear platforms and the wind-down of non-core electronics programs.

Core operating earnings were $256 million, or 4.4% of sales, as compared to $241 million, or 4.2% of sales, in 2025. Earnings were impacted by commercial recoveries, restructuring and IDEA by LearTM savings, partially offset by lower production on key Lear platforms, and increases in engineering and launch costs.

In the Seating segment, margins and adjusted margins were 5.5% and 6.3% of sales, respectively, as compared to 5.6% and 6.1%, respectively, in 2025. In the E-Systems segment, margins and adjusted margins were 3.5% and 4.8% of sales, respectively, increased from 2.9% and 4.2%, respectively, in 2025.

Net income was $137 million, an increase of 26%, compared to $108 million in 2025. Adjusted net income was $185 million, an increase of 23%, compared to $150 million in 2025.

Earnings per share were $2.74 and adjusted earnings per share were $3.71, as compared to $2.02 and $2.79, respectively, a year ago. Earnings per share increased 36% year-over-year and adjusted earnings per share increased 33% year-over-year, reflecting higher earnings and the benefit of our share repurchase program.

In the third quarter of 2026, net cash provided by operating activities was $329 million and free cash flow(1) was $158 million, decreasing from $444 million and $307 million, respectively, in 2025.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on Mobility Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and third quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the third quarter of 2026, Lear repurchased 1,375,917 shares of our common stock for a total of $175 million. At the end of the third quarter, we had a remaining share repurchase authorization of approximately $1.5 billion, which reflects approximately 26% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 64.9 million shares of our common stock for a total of $6.3 billion at an average price of $96.38 per share. This represents a reduction of approximately 62% of our shares outstanding since the time we began the program.

2026 Financial Outlook
We adjusted our 2026 financial outlook to reflect changing production schedules for key platforms and their impact on our business. We are maintaining our full year outlook for core operating earnings as we anticipate our strong operational execution and the additional savings from our restructuring actions will offset the impacts from lower revenue and higher commodity and other input costs.

At the midpoint of our guidance range, we have assumed that full-year global industry production will be approximately 1% lower than in 2025 on a Lear sales-weighted basis. The industry volume assumptions underlying our 2026 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent Mobility Global production estimates for our vehicle platforms.

Our outlook excludes any future impact of potential changes to tariffs or Company or industry-wide production disruptions.

Our 2026 financial outlook is summarized below:

Full Year 2026 Financial Outlook
Net Sales	$23,350 million - $23,750 million
Core Operating Earnings	$1,080 million - $1,200 million
Adjusted EBITDA	$1,700 million - $1,820 million
Restructuring Costs	≈$200 million
Operating Cash Flow	$1,225 million - $1,325 million
Capital Spending	≈$660 million
Free Cash Flow	$565 million - $665 million

The financial outlook is based on full year average exchange rates of $1.15/Euro and 6.80 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2026 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s third quarter 2026 financial results and related matters on October 30, 2026, at 9:00 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 5619744. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on certain disposals of assets and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts”, “targets” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the section entitled "Risk Factors," and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of, and our ability to mitigate the effects of, U.S. or foreign policies regarding trade, including tariffs and export restrictions and any changes to tariffs or export restrictions, any resulting volume reductions or changes in vehicle production schedules by our customers, the duration and scope of any government shutdown, industry disruptions, supply chain disruptions, labor disruptions, unforeseen operational disruptions impacting our customers, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s core sales backlog. The Company’s core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear Corporation (NYSE: LEA) is a global automotive leader in Seating and E-Systems. The company designs, manufactures, and delivers advanced technologies to the world’s major automakers. Building on more than 100 years of heritage, Lear is the largest U.S.-based automotive supplier, headquartered in Southfield, Michigan. Driven by a commitment to innovation, operational excellence, and sustainability, Lear’s global team of talented employees is shaping the future of mobility by developing solutions that enhance comfort, safety, and efficiency. More information is available at Lear.com.

CONTACTS:

Marianne Vidershain	Tim Brumbaugh
Vice President, Treasurer	Vice President, Investor Relations
and Head of Investor Relations	(248) 447-1329
(248) 447-5541

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	October 3, 2026	September 27, 2025
Net sales	$5,773.0	$5,679.8

Cost of sales	5,390.7	5,316.1
Selling, general and administrative expenses	180.6	166.4
Amortization of intangible assets	4.7	4.8
Interest expense	20.9	24.6
Other expense, net	3.3	8.5

Consolidated income before income taxes and equity in net income of affiliates	172.8	159.4
Income taxes	42.2	45.1
Equity in net income of affiliates	(18.9)	(12.1)

Consolidated net income	149.5	126.4
Net income attributable to noncontrolling interests	12.9	18.2

Net income attributable to Lear	$136.6	$108.2

Diluted net income per share attributable to Lear	$2.74	$2.02

Weighted average number of diluted shares outstanding	49.9	53.7

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	October 3, 2026	September 27, 2025
Net sales	$17,805.2	$17,270.5

Cost of sales	16,502.3	16,108.5
Selling, general and administrative expenses	568.4	525.1
Amortization of intangible assets	14.6	14.7
Interest expense	70.7	75.8
Other expense, net	18.8	34.1

Consolidated income before income taxes and equity in net income of affiliates	630.4	512.3
Income taxes	129.1	131.9
Equity in net income of affiliates	(52.6)	(40.4)

Consolidated net income	553.9	420.8
Net income attributable to noncontrolling interests	52.2	66.7

Net income attributable to Lear	$501.7	$354.1

Diluted net income per share attributable to Lear	$9.89	$6.56

Weighted average number of diluted shares outstanding	50.7	54.0

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 3, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$889.4	$1,033.0
Accounts receivable	4,076.0	3,902.8
Inventories	1,759.8	1,693.2
Other	1,285.7	1,034.0
	8,010.9	7,663.0
Long-Term:
PP&E, net	2,869.1	2,913.1
Goodwill	1,775.3	1,777.8
Other	2,612.3	2,489.2
	7,256.7	7,180.1

Total Assets	$15,267.6	$14,843.1

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$29.3	$27.9
Accounts payable and drafts	3,776.6	3,416.5
Accrued liabilities	2,368.5	2,219.0
Current portion of long-term debt	641.3	3.7
	6,815.7	5,667.1
Long-Term:
Long-term debt	2,075.4	2,711.5
Other	1,234.7	1,263.5
	3,310.1	3,975.0

Equity	5,141.8	5,201.0

Total Liabilities and Equity	$15,267.6	$14,843.1

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 3, 2026	September 27, 2025
Net Sales
North America	$2,537.9	$2,581.0
Europe and Africa	1,982.2	1,765.5
Asia	977.7	1,082.8
South America	275.2	250.5
Total	$5,773.0	$5,679.8

Content per Vehicle [1]
North America	$682	$661
Europe and Africa	$505	$453

Free Cash Flow [2]
Net cash provided by operating activities	$329.3	$444.4
Capital expenditures	(170.9)	(137.4)
Free cash flow	$158.4	$307.0

Core Operating Earnings [2]
Net income attributable to Lear	$136.6	$108.2
Interest expense	20.9	24.6
Other expense, net	3.3	8.5
Income taxes	42.2	45.1
Equity in net income of affiliates	(18.9)	(12.1)
Net income attributable to noncontrolling interests	12.9	18.2
Restructuring costs and other special items -
Costs related to restructuring actions	47.2	40.7
Disposal costs	—	0.1
Recoveries related to Fisker Inc.	—	(0.1)
Costs related to power outages in Tunisia	8.0	—
Impairments related to Russian operations, net	0.2	0.1
Other	3.3	7.8
Core operating earnings	$255.7	$241.1

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 3, 2026	September 27, 2025
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$136.6	$108.2
Restructuring costs and other special items -
Costs related to restructuring actions	47.2	39.4
Gain on disposal of non-core business	—	(0.6)
Disposal costs	—	0.1
Debt refinancing	—	0.3
Recoveries related to Fisker Inc.	—	(0.1)
Costs related to power outages in Tunisia	8.0	—
Impairments related to Russian operations, net	0.2	0.1
Foreign exchange gains due to foreign exchange rate volatility related to Russia	(0.8)	(0.9)
Other	4.8	5.4
Tax impact of special items and other net tax adjustments [3]	(11.0)	(2.1)
Adjusted net income	$185.0	$149.8

Weighted average number of diluted shares outstanding	49.9	53.7

Diluted net income per share attributable to Lear	$2.74	$2.02

Adjusted earnings per share	$3.71	$2.79

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 3, 2026	September 27, 2025
Net Sales
North America	$7,259.9	$7,349.1
Europe and Africa	6,609.5	5,990.8
Asia	3,188.0	3,299.0
South America	747.8	631.6
Total	$17,805.2	$17,270.5

Content per Vehicle [1]
North America	$625	$635
Europe and Africa	$497	$466

Free Cash Flow [2]
Net cash provided by operating activities	$887.9	$612.9
Capital expenditures	(468.2)	(366.8)
Free cash flow	$419.7	$246.1

Core Operating Earnings [2]
Net income attributable to Lear	$501.7	$354.1
Interest expense	70.7	75.8
Other expense, net	18.8	34.1
Income taxes	129.1	131.9
Equity in net income of affiliates	(52.6)	(40.4)
Net income attributable to noncontrolling interests	52.2	66.7
Restructuring costs and other special items -
Costs related to restructuring actions	122.2	162.0
Acquisition costs	—	0.1
Disposal costs	—	0.7
Recoveries related to Fisker Inc.	—	(1.0)
Costs related to power outages in Tunisia	8.0	—
Impairments (recoveries) related to Russian operations, net	0.6	(1.4)
Other	15.5	20.7
Core operating earnings	$866.2	$803.3

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 3, 2026	September 27, 2025
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$501.7	$354.1
Restructuring costs and other special items -
Costs related to restructuring actions	120.6	159.2
Acquisition costs	—	0.1
Loss related to disposal of non-core business	0.4	2.7
Disposal costs	—	0.7
Debt refinancing	—	0.8
Recoveries related to Fisker Inc.	—	(1.0)
Costs related to power outages in Tunisia	8.0	—
Impairments (recoveries) related to Russian operations, net	0.6	(1.4)
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	(0.3)	2.0
Other	9.1	16.0
Tax impact of special items and other net tax adjustments [3]	(38.2)	(26.3)
Adjusted net income attributable to Lear	$601.9	$506.9

Weighted average number of diluted shares outstanding	50.7	54.0

Diluted net income per share attributable to Lear	$9.89	$6.56

Adjusted earnings per share	$11.86	$9.39

Diluted Shares Outstanding at End of Period [4]	49,091,504	53,019,772

[1] Content per Vehicle for 2025 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	October 3, 2026	September 27, 2025
Adjusted Segment Earnings

Seating
Net sales	$4,326.1	$4,249.6

Segment earnings	$238.4	$237.6
Restructuring costs and other special items -
Costs related to restructuring actions	27.5	22.3
Costs related to power outages in Tunisia	8.0	—
Impairments related to Russian operations, net	0.2	0.1
Other	(0.4)	1.0
Adjusted segment earnings	$273.7	$261.0

Segment margins	5.5%	5.6%

Adjusted segment margins	6.3%	6.1%

E-Systems
Net sales	$1,446.9	$1,430.2

Segment earnings	$50.0	$41.0
Restructuring and other special items -
Costs related to restructuring actions	16.8	17.8
Recoveries related to Fisker Inc.	—	(0.1)
Other	2.3	1.0
Adjusted segment earnings	$69.1	$59.7

Segment margins	3.5%	2.9%

Adjusted segment margins	4.8%	4.2%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Nine Months Ended
	October 3, 2026	September 27, 2025
Adjusted Segment Earnings

Seating
Net sales	$13,354.6	$12,874.6

Segment earnings	$802.0	$737.8
Costs related to restructuring actions	79.6	100.9
Costs related to power outages in Tunisia	8.0	—
Impairments (recoveries) related to Russian operations, net	0.6	(1.4)
Other	(0.2)	2.5
Adjusted segment earnings	$890.0	$839.8

Segment margins	6.0%	5.7%

Adjusted segment margins	6.7%	6.5%

E-Systems
Net sales	$4,450.6	$4,395.9

Segment earnings	$208.4	$151.7
Costs related to restructuring actions	35.2	52.7
Recoveries related to Fisker Inc.	—	(1.0)
Other	3.3	5.9
Adjusted segment earnings	$246.9	$209.3

Segment margins	4.7%	3.5%

Adjusted segment margins	5.5%	4.8%